DATE 3/5/2003                                              Exhibit 10.58

                               SUPPLIER AGREEMENT
                              WAL-MART STORES, INC.
                              DIRECT IMPORTS (U.S.)
                                 Corporate Office
                              Bentonville, AR 72716
                                 (501) 273-4000
THIS AGREEMENT IS A LEGALLY BINDING DOCUMENT BETWEEN WAL-MART (PURCHASER), AND SUPPLIER. THE PARTIES HERETO AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS HEREIN. HOWEVER, THIS SUPPLIER AGREEMENT AND OTHER TERMS, CONDITIONS AND STANDARDS INCORPORATED HEREIN DO NOT CREATE AN OBLIGATION FOR PURCHASER TO PURCHASE MERCHANDISE OR OTHER GOODS.

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
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TO BE COMPLETED BY PURCHASER:                                       HOST Supplier No.         Dept.     Seq.
Effective Date                                                      [  ] [  ] [  ] [  ] [  ] [  ] [  ] [  ] [  ]
                                                                    PC Supplier No.
                                                                    [  ] [  ] [  ] [  ] [  ] [  ] [  ] [  ] [  ]

[X] WAL-MART       [X] EXISTING SUPPLIER
[ ] SAM'S CLUB     [ ] NEW SUPPLIER
                   CATEGORY
[ ] SUPERCENTER    [ ] UPDATE                                       DEPARTMENT: 10 TLE
[ ] OTHER          [ ] NEW SEQ.                                     BUYER: DANIEL SAEVA       Ext.
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GENERAL SUPPLIER INFORMATION:
PURCHASER RESERVES THE RIGHT TO REMIT TO THE PARTY TO WHOM THE PURCHASE ORDER IS ISSUED.

LEGAL ADDRESS OF SUPPLIER:                                          ADDRESS TO SEND PURCHASE ORDERS:
Supplier Name  ROCKFORD CORPORATION                                 Supplier Name  ROCKFORD CORP
Address  600 S. ROCKFORD DRIVE                                      Attention JIM SANDO
City  TEMPE       State  AZ  Country  85281 USA                     Address 600 S. ROCKFORD DR.
Factor Name:                                                        City  TEMPE       State  AZ  Country  85281 USA
Supplier Also Doing Business As:                                    Address for use by delivery services other than regular mail,
(Attach a list to this Agreement if space below is insufficient)    If not already shown in the purchase order address above.

ROCKFORD CORP             Supplier #  138122-10
                          Supplier #                                Phone

ADDRESS OF FACTORY:
Factory Name  ARTCO INTN'L ELECTRONICS CO, LTD                      Phone  480-517-3032
Address                                                             Fax:   480-804-8549
City              State      Country  CHINA
IF BENEFICIARY'S ADDRESS IS DIFFERENT FROM ABOVE, EXPLAIN BELOW     ADDRESS TO SEND PRICING TICKETS/BAR CODE LABELS:
Beneficiary:  ROCKFORD CORP                                         Supplier Name:  ROCKFORD CORP
Address:  600 S. ROCKFORD DR                                        Attention: JIM SANDO
City  TEMPE       State  AZ  Country  USA                           Address:  600 S. ROCKFORD DR
                         85281                                      City  TEMPE       State  AZ  Country  85281 USA

Letters of Credit will be issued with Supplier as Beneficiary. If a Beneficiary other than Supplier is indicated, Wal-Mart reserves the right to issue the purchase order and letter of credit to this other Beneficiary.
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SUPPLIER FINANCIAL INFORMATION
Supplier shall furnish to Purchaser, when submitting this completed agreement, a complete set of current financial statements or its equivalent.
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NOTICE REGARDING ASSIGNMENT OF ACCOUNTS
The Supplier shall provide Purchaser written notice of an assignment, factoring, or other transfer of its right to receive payments arising under this agreement 30 days prior to such assignment, factoring, or other transfer taking legal effect. Such written notice shall include the name and address of assignee/transferee, date assignment is to begin, and terms of the assignment, and shall be considered delivered upon receipt of such written notice by the Director of the Direct Imports Department. Supplier shall be allowed to have only one assignment, factoring or transfer legally effective at any one point in time. No multiple assignments, factorings or transfers by the Supplier shall be permitted. Purchaser shall have the right to take deductions or other set-offs against any payment assigned, transferred, or factored by the Supplier and Supplier shall defend and indemnify Purchaser against and hold Purchaser harmless from any and all lawsuits, claims, actions, damages (including reasonable attorneys' fees, court costs, obligations, liabilities, or liens) arising or imposed in connection with the assignment or transfer or factoring of any account or right arising thereunder. Supplier also releases and waives any right, claim, or action against Purchaser for amounts due and owing under this Agreement where Supplier has not complied with the notice requirements of this section. Such notices shall be mailed directly to: Director of Direct Imports Department, Wal-Mart Stores, Inc., Bentonville, AR USA 72716.
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SHIPPING TERMS
Unless otherwise agreed, all goods shall be shipped Free on Board (FOB) port of export as enumerated in the INCO terms designated by the International Chamber of Commerce. The Supplier shall deliver the goods on board and Carrier's vessel as designated by the
Purchaser at the named port of shipment on the date or within the period stipulated and in the manner customary at the port.
Supplier shall provide the goods in conformity with the contract of sale and shall obtain at its own risk and expense any export license or other official authorization and carry out all customs formalities necessary for the exportation of the goods. Supplier shall pay all costs relating to the goods until such time as they have passed the ship's rail at the named port of shipment and the costs of customs formalities necessary for exportation as well as all duties, taxes and other official charges payable upon exportation. Supplier shall also give the Purchaser written notice when the goods have been delivered on board the designated
Carrier's vessel. In the event that goods must be shipped by air due to the Supplier's inability to meet ship dates by ocean transportation or as specified on the purchase order, the Supplier will be responsible for any and all air freight charges and must reimburse Purchaser for any and all additional costs incurred as a result. Documentation necessary for payment will not be released until payment of all such transportation charges is received by Purchaser.
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RETURN POLICY
PURCHASER MUST SPECIFY BELOW THE APPLICABLE RETURN POLICY PROGRAM FOR SUPPLIER.
Supplier will be charged for all returned merchandise regardless if the merchandise has been destroyed, recycled or returned.
Returned merchandise will be shipped freight, prepaid at Supplier's Cost and a 5% handling charge will be incurred. The Supplier will be responsible for 100% payment of claim by check or wire transfer within 30 days of claim date.

     Office Credit#:

     ADDRESS TO FORWARD CLAIMS TO:                                  COMMENTS:
       JIM SANDO
       ROCKFORD CORP
       600 S. ROCKFORD DR
       TEMPE, AZ 85281

Revised 8/25/99
Page 1 of 8

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Phone #: 480 517 3032
        ---------------------------     -----------------------------
Fax #:   480 966 3983
        ---------------------------     -----------------------------
Contact: JIM SANDO
        ---------------------------     -----------------------------

[X] #1: RETURNED MERCHANDISE TO BE SENT TO U.S. STATESIDE FACILITY:

        Returned Merchandise will be sent from the Return Center to the Supplier, shipped prepaid at Supplier's cost and will include a 5% handling charge.

        Permanent return authorization #WAL-RA is required for shipment.
                                      ---------
        ADDRESS TO SHIP RETURNS TO:
        ---------------------------    -------------------------------
        ROCKFORD CORP
        ---------------------------    -------------------------------
        955 N. FIESTA BLVD. #4
        ---------------------------    -------------------------------
        GILBERT, AZ 85233 USA
        ---------------------------    -------------------------------

        ---------------------------    -------------------------------

        ---------------------------    -------------------------------

        Phone #:480 517 3032
                -------------------    -------------------------------
        Fax #: 480 966 3983
               --------------------    -------------------------------
        Contact: JIM SANDO
                -------------------    -------------------------------

        RETURNS HELD AT OUR RETURN CENTERS FOR 10 DAYS AFTER THE REQUEST FOR RETURN AUTHORIZATION WILL BE DISPOSED OF AT PURCHASER'S DISCRETION.

[ ] #2: RETURNED MERCHANDISE WILL NOT BE SENT TO SUPPLIER:

        [ ] Return Center may dispose of returned merchandise through salvage outlets.

        [ ] Return Center must destroy merchandise.

        When the Supplier agrees to allow Purchaser to dispose/destroy the returns. Purchaser cannot retain samples due to the volume of returns received. If upon presentation of the claim the Supplier requests samples, Purchaser will make every effort to provide them. Whether or not the samples are provided, the Supplier is responsible for paying the claim.

[ ] #3: DEFECTIVE ALLOWANCE: --------% AT NEGOTIATED F.O.B. (BY PURCHASER
        APPROVAL ONLY)

        The Defective Allowance must be approved by the Purchaser and is based on historical return rates. The Defective Allowance percentage may vary from year to year and from department to department. Such rates will be based on the number of actual shipments received by the Purchaser and the number of returns received by the Purchaser from its customers. The cost reflected on the import purchase order is the first cost which includes the Defective Allowance at a set percentage as indicated above. Returns will be monitored by Purchaser at store level and will be tracked during the fiscal year. If the actual number of returns received by the Purchaser exceed the defective allowance negotiated, a claim will be filed against the Supplier for the excess amount. If the actual returns received fall below the defective allowance negotiated, the unused portion of the allowance will expire and will not be carried over to the following year. All returns shall remain the property of Purchaser.

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PAYMENT TERMS
Payment will be made by letter of credit to the Supplier/Beneficiary upon Purchaser's receipt and approval of all the completed documentation as specified on the terms and conditions of the letter of credit and purchase order.

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INSURANCE REQUIREMENTS
Supplier's current original Certificate of Insurance with the following requirements must be attached to this Supplier Agreement. Product Liability Instruction manual terms incorporated herein. Certificate Holder and Additional Insured is:

     WAL-MART STORES, INC. ITS SUBSIDIARIES & ITS AFFILIATES

     702 SW 8th Street
     Bentonville, AR 72716-8029
     Attn: DIRECT IMPORT DEPARTMENT

1.   COMMERCIAL GENERAL LIABILITY  Including Contractual:
     Products and Completed Operations with Certificate Holder named as Additional Insured as evidenced by the attached endorsement.
     LIMITS: $2,000,000* Per Occurrence
     General Liability is on an Occurrence basis. Claim made policy is NOT acceptable

2. WORKERS' COMPENSATION required if Supplier will be entering any Wal-Mart premises:

          Workers' Compensation  STATUTORY
          Employer's Liability    $1,000,000.
          Waiver of Subrogation where permitted by law

1.   Notice of Cancellation must be for 30 days

4. Renewals of certificates of insurance must be submitted prior to expiration of insurance.

5.   Questions regarding insurance requirements, contact Risk Management at
     (501) 273-6516.

6. If certificate of insurance is incomplete or fails to comply, a Supplier number will not be assigned and shipments will be held until Supplier is compliant.

7.   Certificate of insurance must be valid at the time of shipment.

8.   CONTACT FOR PRODUCT LIABILITY CLAIMS:

NAME:             ROCKFORD  CORPORATION

ADDRESS:          1000 S. ROCKFORD DR.

CITY AND STATE:   TEMPE, AZ 85281

COUNTRY:          USA

PHONE: 480 517 3140        FAX: 480 966 3983

INSURING COMPANY:          ATLANTIC MUTUAL

*$5,000,000. If determined by Purchaser as a high risk Supplier.

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COMPLIANCE WITH STANDARDS FOR SUPPLIERS
Supplier agrees to comply with the obligations expressed in the "WAL-MART STORES, INC. STANDARDS FOR SUPPLIERS" attached hereto and incorporated herein as part of this Supplier Agreement. Purchaser reserves the right to cancel any outstanding order, refuse and/or return any shipments and otherwise cease to do business with Supplier in the event Supplier fails to comply with all terms of said Standards or if Purchaser has reason to believe Supplier has failed to comply with said Standards.

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WAL-MART INTERACTIVE
Supplier grants Purchaser non-exclusive permission to display and sell our product on the internet or in-store kiosk via Wal-Mart Interactive. Supplier understands and acknowledges that all right, title, interest in and to the images of products prepared in accordance with the Vendor Information Packet and used by Wal-Mart Interactive are the property of Purchaser. Supplier agrees to knowingly release and waive any right, claim or action against the Purchaser with respect to the use of the images of products; however, all trademarks and logos of the applicable products remain the sole and exclusive property of the Supplier.

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NOTICE
Any notice permitted or required hereunder shall be in writing and shall be effectively given if: (a) delivered personally; (b) sent by prepaid courier service; (c) sent by registered mail or; (d) sent by prepaid telecopier, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid on the same or following day. In the case of notice to Purchaser: Wal-Mart Stores, Inc. 702 S.W. 8th St. Bentonville, AR 72716 Attn: Director of Direct Imports Department. In case of notice to Supplier, Purchaser shall notify Supplier at the address indicated above. Or, at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving the same in the manner provided in this section.

Revised 8/25/99
Page 2 of 8

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Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing. Any notice or other communication transmitted by telecopier, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such noticed or other communication shall be deemed given and received on the first Business Day after its transmission.

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INDEMNIFICATION
Supplier shall protect, defend, hold harmless and indemnify Purchaser from and against any and all claims, actions, liabilities, losses, costs and expenses, including attorneys' fees and court costs, even if such claims are groundless, fraudulent or false, arising out of any actual or alleged infringement of any patent, trademark or copyright by any merchandise sold to the purchaser hereunder, or arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or claimed to result in whole or in part from any actual or alleged defect in such merchandise, whether latent or patent, including actual or alleged improper construction or design of said merchandise or the failure of said merchandise to comply with specifications or with any express or implied warranties of Supplier, or arising out of any actual or alleged violation by such merchandise, or its manufacturer, possession or use or sales, of any law, statute or ordinance of any governmental administrative order, rule or regulation arising out of Supplier's installation of merchandise covered by this agreement. The duties and obligations of Supplier created hereby shall not be affected or limited in any way by Purchaser's extension of express or implied warranties to its customers, except to the extent that any such warranties expressly extend beyond the scope of Supplier's warranties, express or implied, to Purchaser. It is further agreed that all duties and obligations of Supplier set forth in this paragraph shall extend in full force and effect to pallets or other transport or display devices provided by or at the direction of Supplier.

Supplier warrants that all sales made hereunder are or will be made at not less than fair value under the United States Antidumping Law (19 U.S.C. Sec. 160 et seq.), and Supplier will indemnify, defend and hold Purchaser harmless from and against any costs or expenses (including but not limited to any antidumping duties which may be imposed) arising out of or in connection with any breach of this warranty unless restricted by applicable laws. Purchaser may at its discretion cancel any purchase order in the event the goods purchased become subject to a notice of suspension of liquidation or a notice of final order by the U.S. Department of Commerce.

ALL PURCHASES MADE BY PURCHASER SHALL BE CONTROLLED BY THE PURCHASER'S PURCHASE ORDER "TERMS AND CONDITIONS", WHICH IS ATTACHED AS PART OF THIS AGREEMENT, AND INCLUDED WITH EACH MANUALLY TRANSMITTED ORDER. ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH, THIS CONTRACT, OR THE BREACH, TERMINATION OR VALIDITY THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS, EXCLUDING CONFLICT OF LAW PRINCIPLES. THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS ARE EXPRESSLY EXCLUDED. PARTIES AGREE THAT THE EXCLUSIVE JURISDICTION OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY DISPUTE RELATING TO THE SERVICES OR GOODS PROVIDED HEREUNDER SHALL BE IN THE STATE AND FEDERAL COURTS OF THE COUNTIES OF BENTON OR WASHINGTON, STATE OF ARKANSAS. ANY LEGAL ACTION BROUGHT BY SUPPLIER AGAINST PURCHASER WITH RESPECT TO THIS AGREEMENT SHALL BE FILED IN ONE OF THE ABOVE REFERENCED JURISDICTIONS WITHIN TWO (2) YEARS AFTER THE CAUSE OF ACTION ARISES. THIS AGREEMENT SHALL BE EXECUTED IN THE ENGLISH LANGUAGE. IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AS WRITTEN IN THE ENGLISH LANGUAGE AND ANY TRANSLATION, THIS AGREEMENT WRITTEN IN ENGLISH SHALL CONTROL. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS CLAUSE AND AGREE WILLINGLY TO ITS TERMS AND CONDITIONS. LIMITATION OF DAMAGES: IN NO EVENT SHALL PURCHASER BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS, OR OTHER CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO DAMAGES ARISING OUT OF PURCHASER'S CANCELLATION OF ORDERS OR THE TERMINATION OF BUSINESS RELATIONS WITH SUPPLIER), EVEN IF PURCHASER HAS BEEN ADVISED BY SUPPLIER OF THE POSSIBILITY OF SUCH DAMAGES.

By the execution of this Agreement, the parties hereto agree that this Agreement, the Terms and Conditions and the Standards for Suppliers, which are incorporated herein, constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement; and all prior agreements, negotiations, dealings and understandings, whether written or oral, regarding the subject matter hereof, are superseded by and merged into this Agreement. Any changes to this Agreement shall be made in writing and executed by both parties. Furthermore, in the event of a conflict of terms between the Supplier Agreement and a Purchase Order, the Supplier Agreement shall be the controlling document.

SUPPLIER

By: Jacqueline M. Mott                                    Date: 03/06/03
    ---------------------------------                    -----------------

Title: Vice President
       ------------------------------

PURCHASER:

By:                                                Date:
    ---------------------------------                    -----------------

Title:
       ------------------------------



[SEAL]



Revised 8/25/99
Page 3 of 8

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
                      PURCHASE ORDER TERMS AND CONDITIONS

1. DEFINITIONS: As used in these Terms and Conditions, "order" shall mean this Purchase Order and all its attachments, instructions and exhibits; "goods" shall mean any materials, machinery, equipment, article, item or work provided for in this order; "Supplier" shall mean the person, firm or corporation named on the face hereof to whom this order is issued; and "Purchaser" shall mean the person, firm or corporation named on the face hereof by whom this order is issued.

2. AGREEMENT: This order sets forth the entire agreement between Supplier and Purchaser with respect to the sale and purchase of the goods, and it is not valid unless signed or initiated by an authorized buyer for Purchaser. Acceptance of this order may be made only by the shipment of the goods in accordance herewith and ACCEPTANCE IS EXPRESSLY LIMITED TO ALL OF THE TERMS AND CONDITIONS OF THIS ORDER, INCLUDING ANY AND ALL ATTACHMENTS. Supplier's invoices, confirmation memorandum or other writing may not vary the terms of this order. Supplier's failure to comply with each and every term of this order shall constitute an event of default and shall be grounds for the exercise by Purchaser of any of the remedies provided for in these Terms and Conditions.

3. WARRANTIES AND GUARANTEES: By acceptance of this order, Supplier warrants and guarantees that (a) the goods will comply with all specifications contained in this order and will be of comparable quality as all samples delivered to Purchaser, (b) the goods are not adulterated, misbranded, falsely labeled or advertised, or falsely invoiced within the meaning of any local, state or federal laws and amendments thereof now in force, (c) the goods have been labeled, advertised, and invoiced in accordance with the requirements (if applicable) of the Wool Products Labeling Act of 1939, the Fur Products Labeling Act and the Textile Fiber Products Identification Act and any and any all other governmental laws and the respective rules and regulations thereunder, (d) reasonable and representative tests made in accordance with the requirements of the Flammable Fabrics Act (if applicable) show that the goods are not so highly flammable as to be dangerous when worn by individuals, (e) the goods are properly labeled as to content as required by applicable Federal Trade Commission Trade Practice Rules, the Fair Labor Standards Act, the Federal Food, Drug and Cosmetics Act, the Consumer Product Safety Commission and similar laws, rules and regulations, (f) the goods ordered herein shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for purposes for which the same are intended to be used, including without limitation, consumer use, (g) the goods do not infringe upon or violate any patent, copyright, trademark, trade name, trade dress or, without limitation, any other rights belonging to others, (h) all weight, measures, sizes, legends or descriptions printed, stamped attached or otherwise indicated with regard to the goods are true and correct, and conform and comply with all laws, rules, regulations, ordinances, codes and or standards relating to said goods of federal, state and local governments,
    (i) neither the goods nor the importation is in violation of any other laws, ordinances, statutes, rules or regulations of the United States or any state or local government or any subdivisions or agency thereof, (j) all goods and services sold hereunder or pursuant hereto will be free of any claim of any nature by any third person and that Supplier will convey clear title thereto to Purchaser as provided hereunder, and (k) all goods sold hereunder or pursuant hereto will be of merchantable quality free from all defects in design, workmanship and materials, and will be fit for the particular purposes for which they are purchased and that the goods provided will be in strict accordance with the specifications, samples, drawings, designs or other requirements including performance specifications approved or adopted by Purchaser. Any attempt by Supplier to limit, disclaim or restrict any such warranties or remedies of Purchaser by acknowledgement or otherwise in accepting or performing this order shall be null, void and ineffective without Purchaser's written consent.

    It shall be within the sole discretion of Purchaser to determine when the above mentioned warranties and guarantees have been breached. In addition to the other guarantees and warranties contained in this paragraph, the warranties of the Uniform Commercial Code are specifically incorporated herein. Nothing contained in this order shall be deemed a waiver of warranties implied by law.

4. PROHIBITION AGAINST FORCED LABOR, CHILD LABOR AND TRANS-SHIPMENTS: SUPPLIER CERTIFIES, REPRESENTS AND WARRANTS THAT THE GOODS PURCHASED PURSUANT TO THIS AGREEMENT ARE NOT MINED, PRODUCED, MANUFACTURED, ASSEMBLED OR PACKAGED BY THE USE OF FORCED LABOR, PRISON LABOR OR FORCED OR ILLEGAL CHILD LABOR AND THAT THE GOODS WERE NOT TRANS-SHIPPED FOR THE PURPOSE OF MISLABELING, EVADING QUOTA OR COUNTRY OF ORIGIN RESTRICTIONS OR FOR THE PURPOSE OF AVOIDING COMPLIANCE WITH FORCED LABOR, PRISON LABOR OR CHILD LABOR LAWS. IF ANY SUPPLIER, MANUFACTURER, SUBCONTRACTOR OR AGENT ON BEHALF OF SUPPLIER ENGAGES IN THE PRACTICE OF TRANSSHIPMENT OF ANY PURCHASES, PURCHASER MAY, IN ADDITION TO EXERCISING ITS REMEDIES PROVIDED IN SECTION 5 BELOW, IMMEDIATELY AND IRREVOCABLY CANCEL THE ORDER AS WELL AS TERMINATE ALL CURRENT AND FUTURE BUSINESS RELATIONSHIPS WITH THE SUPPLIER, MANUFACTURER, SUBCONTRACTOR, AND/OR AGENT. IN ADDITION, ALL PARTIES INVOLVED AND ALL INFORMATION OBTAINED WILL BE TURNED OVER FOR PROSECUTION UNDER APPLICABLE LAWS TO: THE UNITED STATES CUSTOMS SERVICE, THE APPROPRIATE GOVERNMENTAL AGENCY IN THE COUNTRY OF ACTUAL PRODUCTION AND THE APPROPRIATE GOVERNMENTAL AGENCY OF THE COUNTRY FROM WHICH THE TRANSSHIPMENT WAS TO TAKE PLACE.

5. REMEDIES ON BREACH OR DEFAULT: Failure to comply with each and every term of this order and each guarantee or warranty herein shall be grounds for the exercise by Purchaser of any one or more of the following remedies:

         a) Cancellation of all or any part of this order without notice, including without limitations the balance of any order received on installment;

         b) Rejection of all or any part of any shipment by Purchaser, which may return the goods or hold them at Supplier's risk and expense. Purchaser's right to reject and return or hold goods at Supplier's expense and risk shall extend to goods covered by this order which are returned by Purchaser's customers for any reason entitling Purchaser to reject. Purchaser may, at its option, require Supplier to grant a full refund or credit to Purchaser of the price actually paid by any customer of Purchaser for such item in lieu of replacement with respect to any item which Purchaser is entitled to reject hereunder. Purchaser shall be under no duty to inspect the goods before resale thereof and notice of rejection shall be deemed given within a reasonable time if given within a reasonable time after notice of defects or deficiencies has been given to Purchaser by its customers. In respect of any goods rightfully rejected by Purchaser, there shall be charged to Supplier all expenses incurred by Purchaser in (i) unpacking, examining, repackaging and storing such goods (it being agreed that in the absence of proof of a higher expense that the Purchaser shall claim any allowance for each rejection at the rate of 10% of the price for each rejection made by Purchaser) and (ii) landing and reshipping such goods;

         a) Termination of all current and future business relationships; and/or

         b) Withhold payment to the Supplier and thereby entitle Purchaser to actual and consequential damages and attorneys' fees in connection with such breach or default;

         c) Any damages sustained by breach of default.

    When Purchaser has exercised any of the above remedies, Supplier shall not have the right to make a conforming delivery within the contract time. Purchaser, at its sole discretion, may elect (1) to extend the delivery schedule and/or (2) to waive other deficiencies in Supplier's performance in which case an equitable reduction in the purchase order price may be negotiated. In the event Supplier for any reason anticipates difficulty in complying with the required delivery date, or in meeting any of the other requirements of this order, Supplier shall promptly notify Purchaser in writing if Supplier does not comply with Purchaser's delivery schedule. Purchaser may require delivery by fastest way possible and changes resulting from such premium transportation must be fully prepaid and absorbed by the Supplier. The rights and remedies of the Purchaser provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law, including those remedies provided under the Uniform Commercial Code.

6. INDEMNIFICATION: Supplier shall protect, defend, hold harmless and indemnify Purchaser from and against any and all claims, actions, liabilities, losses, costs and expenses, including reasonable attorney fees and costs, even if such claims are groundless, fraudulent or false, arising out of any actual or alleged infringement of any patent, trademark, tradedress or copyright by any merchandise sold to the Purchaser hereunder, or arising out of any actual or alleged death of or injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, resulting or claimed to result in whole or in part from any actual or alleged defect in such merchandise whether latent or patent, including actual or alleged improper construction or design of said merchandise or the failure of said merchandise to comply with specifications or with any express or implied warranties of Supplier, or arising out of any actual or alleged violation by such merchandise, or its manufacturer, possession or use or sales, of any law, statute or ordinance of any governmental administrative order, rule or regulation arising out of Supplier's installation of goods covered by this agreement. The duties and obligations of Supplier created hereby shall not be affected or limited in any way by Purchaser's extension of express or implied warranties to its customers, except to the extent that any such warranties expressly extend beyond the scope of Supplier's warranties, express or implied, to Purchaser. It is further agreed that all duties and obligations of Supplier set forth in this paragraph shall extend in full force and effect to the pallets or other transport or display provided by or at the direction of Supplier.

7. DELIVERY TIME: THE TIME SPECIFIED HEREIN FOR SHIPMENT OF GOODS IS OF THE ESSENCE OF THIS AGREEMENT AND FAILURE TO SHIP WITHIN SUCH TIME SHALL BE CONSIDERED A MATERIAL BREACH OF THIS AGREEMENT AND SUBJECT TO REMEDIES OF
    SECTION 5 ABOVE. Supplier agrees to inform

Revised 5/25/00
Page 4 of 8

    Purchaser immediately of any failure to ship any part of this order or the exact goods called for on this order on the shipment date specified. Acceptance of any goods shipped after the specified shipment date shall not be construed as a waiver of any of Purchaser's rights resulting from the late shipment.

8. CANCELLATION: Purchaser may cancel all or any part of this order at any time prior to shipment. In addition, in the event any place of business or other premises of Purchaser shall be affected by lockouts, strikes, riots, war, fire, civil insurrection, flood, earthquake, or any other casualty or cause beyond Purchaser's control, which might reasonably tend to impede or delay the reception, handling, inspecting, processing or marketing of the goods covered by this order by Purchaser, its agents or employees. Purchaser may, at its option, cancel all or any part of the undelivered order hereunder by giving written notice to Supplier which notice shall be effective upon mailing.

9. PRICE GUARANTEES: Prices herein are guaranteed by Supplier against manufacturer's or Supplier's own price decline and against legitimate competition until date of shipment. In the event that prior to final shipment under this order, Supplier sells or offers to sell to others goods substantially of the same kind as ordered herein at lower prices and/or on terms more favorable to a third party than those stated in this order, the prices and/or terms herein shall be deemed automatically revised to equal the lowest prices and/or most favorable terms at which Supplier shall have sold or shall have offered such goods and payments shall be made accordingly. In the event Purchaser shall become entitled to such lower prices, but shall have made payment at any price in excess thereof, Supplier shall promptly refund the difference in price to Purchaser. Supplier agrees to meet the price of legitimate competition. The prices to Purchaser set forth in this order include all taxes whether or not set forth separately. If any manufacturer's excise or other similar or different taxes are paid on the goods described in this order and if such tax, or any part thereof, is refunded to Supplier, than Supplier shall immediately pay Purchaser the amount of such refund. In the event that a court or regulatory agency or body finds that the prices herein are in excess of that allowed by any law or regulation of any governmental agency, the prices herein shall be automatically revised to equal a price which is not in violation of said law or regulations. If Purchaser shall have made payment before it is determined that there has been a violation, Supplier shall promptly refund an amount of money equal to the difference between the price paid for the goods and a price which is not in violation of said regulations.

10. DEBT BALANCE: If Supplier has a Debit Balance with Purchaser, the amount owed Purchaser will be deducted from the next remittance or a check from Supplier to clear this amount will be paid within 30 days at the option of Purchaser. Purchaser reserves the right to charge the Supplier penalties and interest.

11. ASSIGNMENT: Supplier shall not assign the obligation to perform this order or any part hereof, and Purchaser shall not be obligated to accept a tender of performance by any assignee, unless Purchaser shall have previously expressly consented in writing to such an assignment.

12. VALIDITY: No finding that a part of this order is invalid or unenforceable shall affect the validity of any other part hereof.

13. CREDIT BALANCE: Supplier agrees that any credit balance will be paid in cash to Purchaser upon written request.

14. QUALITY ASSURANCE: (a) All goods shall be subject to inspection and test by the Purchaser and its agents or employees and any governmental agencies to the extent practicable at any and all times and places including the period of manufacture and prior to final acceptance by the Purchaser and its Customer; (b) All inspections and tests on the premises of Supplier or its supplier shall be performed in such a manner as not to unduly delay the work; (c) Final acceptance or rejection of the goods shall be made as promptly as practical after delivery, except as otherwise provided in this order, but failure to inspect and accept or reject goods or failure to detect defects by inspection, shall neither relieve Supplier from responsibility for such goods as are not in accordance with the order requirements nor impose liabilities on Purchaser therefor; (d) Supplier shall provide and maintain an inspection and process control system acceptable to Purchaser covering the goods hereunder. Records of all inspection work by Supplier shall be kept complete and available to Purchaser during the performance of this order and for such longer periods as may be specified in this order.

15. CHANGES: The Purchaser may at any time in writing, make changes to the terms and conditions of Purchase Order. If any such change causes an increase or decrease in the cost of, or the time required for the performance of any work under this contract, an equitable adjustment shall be made in the contract price or delivery schedule, or both, and the Purchase Order shall be modified in writing accordingly. Any claim by the Supplier for adjustment under this clause must be asserted within thirty (30) days from the date of receipt by the Supplier of the notification of change. Any change to this order shall be authorized only by a duly executed Purchase Order Amendment hereto.

16. REJECTIONS: If any of the goods ordered are found at any time to be defective in design, workmanship or materials, or otherwise not in conformity or acceptable with the requirements of this order, Purchaser, in addition to such other rights, remedies and choices as it may have be contract or by law at its option and sole discretion may (a) reject and return such goods at Supplier's expense; (b) require Supplier to inspect the goods and remove and replace nonconforming goods with goods that conform to this order. If Purchaser elects option (b) above and Supplier fails to promptly make the necessary inspection, removal and replacement, Purchaser may at its option inspect and sort the goods. Supplier shall pay the cost thereof. Furthermore, in the event that any merchandise ordered by the Purchaser fails to be delivered or, if delivered, is not acceptable to the Purchaser for any reason and is thereby rejected, the Supplier shall immediately remove and/or destroy any and all labels and other markings identifying the merchandise with a tradename, trademark, or patent at the Suppler's expense.

17. TRANSPORTATION: Unless otherwise agreed, goods covered by this order shall be shipped Free on Board (FOB) port of exportation as enumerated in the INCO terms by the International Chamber of Commerce. Supplier shall deliver the goods on board the Carrier's vessel as designated by the Purchaser at the named port of shipment on the date or within the period stipulated and in the manner customary at the port. Supplier shall provide the goods are in conformity with the contract of sale and shall obtain at its own risk and expense any export license or other official authorization and carry out all customs formalities necessary for the exportation of the goods. Supplier shall pay all costs relating to the goods until such time as they have been properly delivered at the named port of shipment and the costs of customs formalities necessary for exportation as well as all duties, taxes and other official charges payable upon exportation. Supplier shall give the Purchaser notice when the goods have been delivered on board the designated Carrier's vessel. Any shipment, unless otherwise authorized, that results in excess transportation charges must be fully prepaid by the Supplier. Supplier shall release rail or truck shipments at the lowest released valuation permitted in the governing tariff or classification. When goods must be shipped by air due to the Supplier's inability to meet ship dates by ocean transportation as specified on the purchase order, the Supplier will be responsible for all air freight charges and must reimburse Purchaser for any and all additional costs incurred as a result. Purchase order documents will not be released until payment of charges is received by Purchaser.

18. EXTRA CHARGES: No extra charges of any kind including but not limited to interest charges, service charges or carrying charges will be allowed unless specifically agreed to by Purchaser in writing by the Purchaser.

19. CONFIDENTIAL OR PROPRIETARY INFORMATION: (a) Supplier shall not at any time, during or after the term of this Agreement, disclose to others and will not take or use for its own purposes or the purpose of others any trade secrets, confidential information, knowledge, designs, data, know-how, or any other information considered "confidential" by the Purchaser. Supplier recognizes that this obligation applies not only to technical information, designs and marketing, but also to any business information that Purchaser treats as confidential. (b) Any information that is not readily available to the public shall be considered to be a trade secret and confidential. Supplier shall return all items belonging to Purchaser and all copies of documents containing Purchaser's trade secrets, confidential information, knowledge, data or know-how in Supplier's possession or under Supplier's control upon request by the Purchaser or termination of the Agreement. (c) Any knowledge or information which the Supplier shall have disclosed or may hereafter disclose to the Purchaser and which in any way relates to the goods or services covered by this order and Purchaser's Material Schedule shall not unless otherwise specifically agreed to in writing by the Purchaser be deemed to be confidential or proprietary information and shall be acquired by the Purchaser free from any restrictions (other than a claim for patent infringement), as part of the consideration for this order. (d) Supplier shall keep confidential any technical process or economic information derived from drawings, specifications, and other data furnished by Purchaser in connection with this order and shall not divulge, export or use directly or indirectly, such information for the benefit of any other party without obtaining Purchaser's prior written consent. Except as required for the efficient performance of this order, Supplier shall not make copies or permit copies to be made of such drawings, specifications or other data without the prior written consent of the Purchaser.

20. TERMINATION: Unless otherwise stipulated, the Purchaser may terminate all or part of this order at any time by written notice to Supplier. Purchaser may at its discretion cancel any purchase order in the event the goods purchased become subject to a notice of suspension of liquidation or a notice of final order by the U.S. Department of Commerce.


Revised 8/25/99

21. INSOLVENCY: If Supplier ceases to conduct its operations in the normal course of business including inability to meet its obligations as they mature, or if any proceeding under the bankruptcy or insolvency laws is brought by or against Supplier or a receiver for Supplier is appointed or applied for or an assignment for the benefit creditors is made by the Supplier, Purchaser may terminate this order without liability, except for deliveries previously made or for goods covered by this order then completed and subsequently delivered in accordance with the terms of the order. Supplier shall immediately notify Purchaser of its insolvency or if it ceases to conduct its operations in the normal course of business whichever occurs first.

22. WAIVER: No claim or right arising out of a breach of this contract can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. The failure of Purchaser to enforce at any time or for any period of time any of the provisions hereof shall not be construed to be a waiver of such provisions nor the right of Purchaser thereafter to enforce each and every such provision.

23. ANTIDUMPING: Supplier warrants that all sales made hereunder are or will be made at not less than fair value under the United States Antidumping Law (19 U.S.C. Sec. 160 et seq.), and Supplier will indemnify, defend and hold Purchaser harmless from and against any costs or expenses (including but not limited to any antidumping duties which may be imposed) arising out of or in connection with any breach of this warranty unless restricted by applicable laws.

24. PRODUCT TESTING: Purchaser requires all samples to be tested. All testing will be conducted by a lab selected by the Purchaser. The Supplier shall be responsible for all testing charges. Such charges will be billed directly to the Supplier.

25. DOCUMENTATION: As stated in paragraph 1 of this section, this Supplier must supply the Purchaser or its agent with all documentation necessary for the international shipment and U.S. Customs entry of the merchandise. For wearing apparel and textile shipments, Supplier shall obtain sufficient quota and necessary export visas for the importation of the merchandise into the United States. Supplier shall ensure that all export visas reflect the actual value of the merchandise subject thereto and correspond with the negotiated prices disclosed in the commercial documents for the goods. Supplier shall also supply Purchaser with all necessary declarations for proper entry of the apparel and textile goods. For footwear shipments, Supplier shall provide Wal-Mart or its agent with completed interim footwear invoices ("IFI's") and any other information necessary to classify correctly the footwear. If Supplier fails to supply Purchaser or its agent with complete proper documentation, Purchaser may at its discretion cancel the shipment of merchandise. Supplier shall incur all costs pertaining to the canceled shipment. Supplier agrees to retain all documentation related to merchandise sold to Purchaser for a period of five (5) years. This includes, but is not limited to, records relating to the cost of production of the goods and their components, and company records substantiating production of the goods at its facility or sub-contractor's facility.

26. FOREIGN CORRUPT PRACTICES ACT: Supplier represents that neither it nor its agents, employees and affiliates is a political candidate or an employee, officer, or representative of any government or any agency or other instrumentality of any government, or of any political party. Supplier shall inform the Purchaser of any change in such status or representation immediately. Supplier shall not, directly or indirectly, make any payment or gift to any employee, officer, or representative of any government or governmental agency or political party or political candidate or other instrumentality under circumstances where the payment or gift would constitute an illegal payment or gratuity under the laws of the United States or of the laws of the Supplier's country. Violation of such laws shall be grounds for immediate termination of this Purchase Order.

27. NOTICE. Any notices permitted or required hereunder shall be in writing and shall be effectively given if: (a) delivered personally; (b) sent by prepaid courier service; (c) sent by registered mail; or (d) sent by prepaid telecopier, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid on the same or following day. Notice to Purchaser shall be addressed as follows: Wal-Mart Stores, Inc. 702 S.W. 8th St. Bentonville, AR 72716 Attn: Director of Direct Imports Department. Notice to Supplier shall be addressed to the address as stated on the face of this purchase order. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing. Any notice or other communication transmitted by telecopier, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such noticed or other communication shall be deemed given and received on the first Business Day after its transmission.

28. ENTIRE AGREEMENT: This Purchase Order with such documents as are expressly incorporated herein by reference, including the Supplier Agreement, is intended by the parties as a final expression of their agreement with respect to such terms as are included herein and is intended also as a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties and no usage of the trade shall be relevant to determine the meaning of this Agreement.




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Page 6 of 8

Supplier No. 138122         Department No.: 10  Effective Date: 3-7-2003

                             WAL-MART STORES, INC.

                           STANDARDS FOR "SUPPLIERS"

Wal-Mart Stores, Inc. ("Wal-Mart") has enjoyed success by adhering to three basic principles since its founding in 1962. The FIRST PRINCIPLE is the concept of providing value and service to our customers by offering quality merchandise at low prices every day. Wal-Mart has built the relationship with its customers on this basis, and we believe it is a fundamental reason for the Company's rapid growth and success. The SECOND PRINCIPLE is corporate dedication to a partnership between the Company's associates (employees), ownership and management. This concept is extended to Wal-Mart's Suppliers who have increased their business as Wal-Mart has grown. The THIRD PRINCIPLE is a commitment by Wal-Mart to the communities in which stores and distribution centers are located.

Wal-Mart strives to conduct its business in a manner that reflects these three basic principles and the resultant fundamental values. Each of our Suppliers, including our Suppliers outside the United States, are expected to conform to those principles and values and to assure compliance in all contracting, subcontracting or other relationships.

Since Wal-Mart believes that the conduct of its Suppliers can be transferred to Wal-Mart and affect its reputation, Wal-Mart requires that its Suppliers conform to standards of business practices which are consistent with the three principles described above. More specifically, Wal-Mart requires conformity from its Suppliers with the following standards, and hereby reserves the right to make periodic, unannounced inspections of Supplier Partner's facilities to satisfy itself of Supplier's compliance with these standards:

1.   COMPLIANCE WITH APPLICABLE LAWS
     All Suppliers shall comply with the legal requirements and standards of their Industry under the national laws of the countries in which the Suppliers are doing business, including the labor and employment laws of those countries, and any applicable U.S. laws. Should the legal requirements and standards of the industry conflict, Suppliers must, at a minimum, be in compliance with the legal requirements of the country in which the products are manufactured. If, however, the industry standards exceed the country's legal requirements, Wal-Mart will favor Suppliers who meet such industry standards. Suppliers shall comply with all requirements of all applicable governmental agencies, Necessary invoices and required documentation must be provided in compliance with the applicable law. Suppliers shall warrant to Wal-Mart that no merchandise sold to Wal-Mart infringes the patents, trademarks or copyrights of others and shall provide to Wal-Mart all necessary licenses for selling merchandise sold to Wal-Mart which is under license from a third party. All merchandise shall be accurately marked or labeled with its country of origin in compliance with applicable laws and including those of the country of manufacture. All shipments of merchandise will be accompanied by the requisite documentation issued by the proper governmental authorities, including but not limited to Form A's, import licenses, quota allocations and visas and shall comply with orderly marketing agreements, voluntary restraint agreements and other such agreements in accordance with applicable law. The commercial invoice shall, in English and in any other language deemed appropriate, accurately describe all the merchandise contained in the shipment, identify the country of origin of each article contained in the shipment, and shall list all payments, whether direct or indirect, to be made for the merchandise, including, but not limited to any assets, selling commissions or royalty payments. Backup documentation, and any Wal-Mart required changes to any documentation, will be provided by Suppliers promptly. Failure to supply complete and accurate information may result in cancellation or rejection of the goods.

2.   EMPLOYMENT
     Wal-Mart is a success because its associates are considered "partners" and a strong level of teamwork has developed within the Company. Wal-Mart expects the spirit of its commitment to be reflected by its Suppliers with respect to their employees. At a minimum, Wal-Mart expects its Suppliers to meet the following terms and conditions of employment:

     COMPENSATION
          Suppliers shall fairly compensate their employees by providing wages and benefits which are in compliance with the national laws of the countries in which the Suppliers are doing business or which are consistent with the prevailing local standards in the countries in which the Suppliers are doing business, if the prevailing local standards are higher, Suppliers shall fully comply with the wage and hour provisions of the Fair Labor Standards Act, if applicable, and shall use only subcontractors who comply with this law, if applicable.

     HOURS OF LABOR
          Suppliers shall maintain reasonable employee work hours in compliance with local standards and applicable national laws of the countries in which the Suppliers are doing business. Employees shall not work more hours in one week than allowable under applicable law, and shall be properly compensated for overtime work. We favor Suppliers who comply with the statutory requirements for working hours for employees and we will not use suppliers who, on a regularly scheduled basis, require employees to work in excess of the statutory requirements without proper compensation as required by applicable law. Employees should be permitted reasonable days off (which we as at least one day off for every seven-day period) and leave privileges.

     FORCED LABOR/PRISON LABOR
          Forced or prison labor will not be tolerated by Wal-Mart. Suppliers shall maintain employment on a voluntary basis. Wal-Mart will not accept products from Suppliers who utilize in any manner forced labor or prison labor in the manufacture or in their contracting, subcontracting or other relationships for the manufacture of their products.

     CHILD LABOR
          Wal-Mart will not tolerate the use of child labor in the manufacture of products it sells. Wal-Mart will not accept products from Suppliers that utilize in any manner child labor in their contracting, subcontracting or other relationships for the manufacture of their products. No person shall be employed at an age younger than 15 (or 14 where the law of the country of manufacture allows) or younger than the age for completing compulsory education in the country of manufacture where such age is higher than 15.

     DISCRIMINATION/HUMAN RIGHTS
          Wal-Mart recognizes that cultural differences exist and different standards apply in various countries, however, we believe that all terms and conditions of employment should be based on an individual's ability to do the job, not on the basis of personal characteristics or beliefs. Wal-Mart favors Suppliers who have a social and political commitment to basic principles of human rights and who do not discriminate against their employees in hiring practices or any other term or condition of work, on the basis of race, color, national origin, gender, religion, disability, or other similar factors.

3.   WORKPLACE ENVIRONMENT
     Wal-Mart maintains a safe, clean, healthy and productive environment for its associates and expects the same from its Suppliers. Suppliers shall furnish employees with safe and healthy working conditions. Factories working on Wal-Mart merchandise shall provide adequate medical facilities, fire exits and safely equipment, well lighted and comfortable workstations, clean restrooms, and adequate living quarters where necessary. Workers should be adequately trained to perform their jobs safely.

     Wal-Mart will not do business with any Supplier that provides an unhealthy or hazardous work environment or which utilizes mental or physical disciplinary practices.

4.   CONCERN FOR THE ENVIRONMENT
     We believe it is our role to be a leader in protecting our environment. We encourage our customers and associates to always Reduce, Reuse, and Recycle. We also encourage our Suppliers to reduce excess packaging and to use recycled and non-toxic materials whenever possible. We will favor Suppliers who share our commitment to the environment.

5.   "BUY AMERICAN" COMMITMENT

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
     Wal-Mart has a strong commitment to buy as much merchandise made in the United States as feasible. Suppliers are encouraged to buy as many materials and components from United States sources as possible and communicate this information to Wal-Mart. Further, Suppliers are encouraged to establish U.S. manufacturing operations.

6.   REGULAR INSPECTION AND CERTIFICATION BY SUPPLIERS
     Supplier shall designate, on a copy of the Wal-Mart Supplier Inspection and Certification Form, one or more of its officers to inspect each of its facilities which produces merchandise sold to Wal-Mart. Such inspections shall be done on at least a quarterly basis to insure compliance with the standards, terms and conditions set forth herein. The Supplier Officer designated to perform such inspections shall certify to Wal-Mart following each inspection (i) that he or she performed such inspection, and (ii) that the results reflected on such compliance inspection form are true and correct.

     All charges raised to the inspection and certification of such facilities shall be paid fully by the Supplier. Supplier shall maintain the completed Inspection and Certification Forms on file at each facility and shall make the forms readily accessible to Wal-Mart, its agents or employees when requested. Any Supplier which fails or refuses to comply with these standards is subject to immediate cancellation of any and all outstanding orders, refusal or return of any shipment, and termination of its business relationship with Wal-Mart.

7.   RIGHT OF INSPECTION
     To further assure proper implementation of and compliance with the standards set forth herein, Wal-Mart or a third party designated by Wal-Mart will undertake affirmative measures, such as on-site inspection of production facilities, to implement and monitor said standards. Any Supplier which fails or refuses to comply with these standards is subject to immediate cancellation of any and all outstanding orders, refuse or return any shipment, and otherwise cease doing business with Wal-Mart.

8.   CONFIDENTIALITY
     Supplier shall not at any time, during or after the term of this Agreement, disclose to others and will not take or use for its own purposes or the purpose of others any trade secrets, confidential information, knowledge, designs, data, know-how, or any other information considered logically as "confidential." Supplier recognizes that this obligation applies not only to technical information, designs and marketing, but also to any business information that Wal-Mart treats as confidential. Any information that is not readily available to the public shall be considered to be a trade secret and confidential. Upon termination of this Agreement, for any cause, Supplier shall return all items belonging to Wal-Mart and all copies of documents containing Wal-Mart's trade secrets, confidential information, knowledge, data or know-how in Supplier's possession or under Supplier's control.

9.   WAL-MART GIFT AND GRATUITY POLICY
     Wal-Mart Stores, Inc. has a very strict policy which forbids and prohibits the solicitation, offering or acceptance of any gifts, gratuities or any form of "pay off" or facilitation fee as a condition of doing business with Wal-Mart; as a form of gratitude, or as an attempt to gain favor or accept merchandise or services at a lesser degree than what was agreed. Wal-Mart believes in delivering and receiving only the total quantity agreed.

     Any Supplier, factory or manufacturer who violates such policy by offering or accepting any form of gift or gratuity to any associate, employee, agent or affiliate of Wal-Mart Stores, Inc. will be subject to all loss of existing and future business, regardless of whether the gift or gratuity was accepted. In addition, a Supplier, factory or manufacturer who violates such policy, will be reported to the appropriate governmental authorities of the Supplier's respective and affiliated countries.

     Failure to report such information will result in severe action against such Supplier, trading company or factory including but not limited to termination of all existing and future business relationships and monetary damages.

A copy of these Standards for Suppliers shall be posted in a location visible to all employees at all facilities that manufacture products for Wal-Mart Stores, Inc.

Any person with knowledge of a violation of any of these standards by a Supplier or a Wal-Mart associate should call 1-800-WM-ETHIC (1-800-863-8442) (in countries other than the United States, dial AT&T's U.S.A. Direct Number first) or write to: Wal-Mart Stores, Inc., Business Ethics Committee, 702 SW 8th St., Bentonville, AR 72716-8095.

As an officer of ROCKFORD CORPORATION, a supplier of Wal-Mart, I have read the principles and terms described in this document and understand my company's business relationship with Wal-Mart is based upon said company being in full compliance with these principles and terms. I further understand that failure by a Supplier to abide by any of the terms and conditions stated herein may result in the immediate cancellation by Wal-Mart of all outstanding orders with that Supplier and refusal by Wal-Mart to continue to do business in any manner with said Supplier. I am signing this statement, as a corporate representative of ROCKFORD CORP, to acknowledge, accept and agree to abide by the standards, terms and conditions set forth in this Memorandum of Understanding between my company and Wal-Mart. I hereby affirm that all actions, legal and corporate, to make this Agreement binding and enforceable against ROCKFORD CORP. have been completed.

SUPPLIER COMPANY NAME,
ADDRESS, TELEPHONE AND FAX NUMBER          Signature: /s/ Jacqueline M. Mott
ROCKFORD CORPORATION                       Typed Name: Jacqueline M. Mott
600 S. ROCKFORD DRIVE                      Title:  Vice President
TEMPE AZ 85281
480-517-3032
480-966-3983

                                                              (SEAL)


Revised 8/25/99
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